UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 19, 2005, Dan H. Montgomery was elected to the Board of Directors (the "Board") of Valero GP, LLC (the "Company"), the general partner of the general partner of Valero L.P. Accordingly, Mr. Montgomery is eligible to receive equity compensation grants from the Company pursuant to the terms of the Company's Amended and Restated Long-Term Incentive Plan (the "Plan"). In addition, Mr. Montgomery is entitled to the non-employee director fees generally payable to the Company's non-employee directors. The foregoing compensation arrangements are further described in the Company's Current Reports on Form 8-K (file no. 1-16417) filed April 26, 2005 and September 7, 2005 and that information is hereby incorporated by reference into this Current Report.

The form of agreement filed as an exhibit to the above-referenced Current Report on Form 8-K filed April 26, 2005, together with the Plan and the disclosures stated above, contains the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601 (b)(10) of Regulation S-K, the Company is not filing any individual's personal arrangement under the Plan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 19, 2005, Dan H. Montgomery was elected to the Board. Mr. Montgomery will serve on the Board's Conflicts Committee, Compensation Committee and Audit Committee.

Effective September 19, 2005, Robert A. Profusek resigned from the Board. Also effective September 19, 2005, Mr. Profusek resigned from the Board's Conflicts Committee, Compensation Committee and Audit Committee.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits.

	10.01	Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan - incorporated by reference to the Company's Current Report on Form 8-K dated April 21, 2005 and filed April 26, 2005.

10.02

Form of Non-employee Director Restricted Unit Agreement under Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan - incorporated by reference to the Company's Current Report on Form 8-K dated April 21, 2005 and filed April 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Date: September 21, 2005			By:	/s/ Amy L. Perry

			Name:	Amy L. Perry
			Title:	Assistant Secretary

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